Exhibit 99.2

AGAPE ATP CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2019

	Agape ATP	Agape Superior	Pro Forma		Pro Forma
	Corporation	Living Sdn. Bhd.	Adjustments	Note	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,744,457	$1,030,829	$74,142	(a)	$3,849,428
Accounts receivable - related party	520,786	-	(520,786)	(c)	-
Other receivables	-	34,672	-		34,672
Other receivables - related parties	-	233,942	656,495	(a)	233,942
			(656,495)	(b)
Inventories	-	552,901	(38,271)	(d)	514,630
Amount due from a related party	2,217	-	-		2,217
Prepaid taxes	-	1,181,963	-		1,181,963
Prepayments and deposits	269,193	484,880	-		754,073
Total current assets	3,536,653	3,519,187	(484,915)		6,570,925

OTHER ASSETS
Property and equipment, net	-	364,604	-		364,604
Intangible assets, net	-	7,592	-		7,592
Investment in marketable securities	66,484	-	-		66,484
Investment in non-marketable securities	732,137	-	(730,637)	(a)	1,500
Deferred taxes asset, net	-	234,797	-		234,797
Total other assets	798,621	606,993	(730,637)		674,977

TOTAL ASSETS	$4,335,274	$4,126,180	$(1,215,552)		$7,245,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,790	$-	$-		$2,790
Accounts payable - related party	-	520,786	(520,786)	(c)	-
Customer deposits	-	1,632,747	-		1,632,747
Other payables and accrued liabilities	77,246	252,902	-		330,148
Other payables - related parties	-	12,104	-		12,104
Amount due to a director	3,952	-	-		3,952
Total current liabilities	83,988	2,418,539	(520,786)		1,981,741

TOTAL LIABILITIES	83,988	2,418,539	(520,786)		1,981,741

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-	-		-
Common stock, par value $0.0001; 1,000,000,000 shares authorized, 376,438,194 shares issued and outstanding	37,628	-	16	(b)	37,644
Ordinary shares, no par value, 9,590,598 shares issued and outstanding	-	2,372,008	(2,372,008)	(b)	-
Additional paid-in capital	5,293,082	-	1,057,492	(b)	6,344,212
			(6,362)	(b)
Accumulated deficit	(1,089,209)	(740,004)	740,004	(b)	(1,127,480)
			(38,271)	(d)
Accumulated other comprehensive income	9,785	75,637	(75,637)	(b)	9,785
TOTAL STOCKHOLDERS’ EQUITY	4,251,286	1,707,641	(694,766)		5,264,161

TOTAL STOCKHOLDERS’ EQUITY AND LIABILITIES	$4,335,274	$4,126,180	$(1,215,552)		$7,245,902

Note

(a)	To record the sales of 17.86% ownership interest in Unreserved Sdn Bhd with carrying value of $730,637 to Mr. How Kok Choong, the CEO and director of Agape ATP Corporation (“AATP”).

(b)	To record the acquisition of 9,590,596 ordinary shares of Agape Superior Living Sdn. Bhd. (“ASL”) with total consideration of $1,714,003 (approximately MYR 7.4 million), of which, $656,495 (approximately MYR 2.8 million) to be offset with receivable from Mr. How Kok Choong, the CEO and director of AATP and 162,694 shares of common stock of AATP to be issued determined using the closing price of AATP on March 31, 2020 at $6.5 per share, valued at $1,057,508.

(c)	To eliminate intercompany receivable and payable balances.

(d)	To eliminate intercompany gross profit generated from sales of AATP to ASL remained at ASL inventories.

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AGAPE ATP CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2019

	Agape ATP	Agape Superior	Pro Forma		Pro Forma
	Corporation	Living Sdn. Bhd.	Adjustments	Note	Combined

REVENUE	$-	$4,139,359	$-		$4,139,359
REVENUE - INTERCOMPANY	1,290,131	-	(1,290,131)	(a)	-

COST OF REVENUE	(1,200,829)	(857,250)	1,251,860	(a)	(806,219)

GROSS PROFIT	89,302	3,282,109	(38,271)	(a)	3,333,140

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(489,724)	(4,678,023)	-		(5,167,747)

LOSS FROM OPERATIONS	(400,422)	(1,395,914)	(38,271)		(1,834,607)

TOTAL OTHER INCOME (EXPENSES), NET	(322,670)	24,196	-		(298,474)

LOSS BEFORE INCOME TAXES	(723,092)	(1,371,718)	(38,271)		(2,133,081)

BENEFIT FOR INCOME TAXES	6,965	312,224	-		319,189

NET LOSS	(716,127)	(1,059,494)	(38,271)		(1,813,892)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	11,079	(5,471)	-		5,608

COMPREHENSIVE LOSS	$(705,048)	$(1,064,965)	$(38,271)		$(1,808,284)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(6.51)			$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	376,275,500	162,694			376,438,194

Note

(a)	To eliminate intercompany revenue, cost of revenue and gross profit.

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